Exhibit 1
                                    AGREEMENT

         AGREEMENT dated as of December 12 , 2001 among Fait Enterprises, LLC, George A. Fait, Joel G. Fait and Leslie F. Farmer.

         WHEREAS, pursuant to paragraph (k) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing:

         NOW, THEREFORE, the undersigned hereby agree as follows:

         1. The Schedule 13G with respect to Capitol Transamerica Corporation, to which this is attached as Exhibit 1, is filed on behalf of Fait Enterprises, LLC, George A. Fait, Joel G. Fait and Leslie F. Farmer.

         2. Each of Fait Enterprises, LLC, George A. Fait, Joel G. Fait and Leslie F. Farmer is responsible for the completeness and accuracy of the information concerning such person contained therein; provided that each person is not responsible for the completeness or accuracy of the information concerning any other person making such filing.

         IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

                                            FAIT ENTERPRISES, LLC


                                            /s/ George A. Fait
                                            ----------------------------------
                                            Name:  George A. Fait
                                            Title:  Manager


                                            /s/ George A. Fait
                                            ----------------------------------
                                            George A. Fait


                                            /s/ Joel G. Fait
                                            ----------------------------------
                                            Joel G. Fait


                                            /s/ Leslie F. Farmer
                                            ----------------------------------
                                            Leslie F. Farmer